Exhibit 99.1

Bassline Productions, Inc. Announces Cancellation of Shares

-	Management and Certain Shareholders Cancel 38,134,399 Personally Owned Shares, Reducing Total Shares Outstanding by 51%

HUNTINGTON BEACH, Calif., November 4, 2013 – Bassline Productions, Inc. (OTCBB:BSSP), a technology company focused on investing in, developing and marketing emerging Internet and mobile technologies, today announced that its board of directors has approved a resolution authorizing the cancellation of 38,134,399, or approximately 51% of its current shares outstanding, collectively owned by management or parties affiliated therewith.

Mr. Stehrenberger said that “This surrender of the shares owned by key management personnel and a former director is one of a number of initiatives that we are undertaking to improve the overall capital structure of Bassline Productions. Our focus remains on building shareholder value for our investors. We will look forward to providing further updates relating to corporate strategy in weeks to come.”

Prior to cancellation of the shares, and as of the date of this release, there are 75,015,000 shares outstanding.

About Bassline Productions:

Based in Huntington Beach, California, Bassline Productions, Inc. aims to repurpose goods by developing innovative technologies for the hi-tech, collaborative consumption generation. For more information about Bassline or any of its online businesses, visit www.BSSPInc.com, www.MatchTrade.com or www.OnTheCurb.com.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

Tamio Stehrenberger
Tamio@onthecurb.com
714.907.1241